Exhibit 99.2

Investor Calls
Sean O’Brien
Senior Vice President
Strategy & Communications
(404) 262-8462

PGi Commences Modified “Dutch Auction” Tender Offer to Repurchase up to
$50 Million of its Common Stock

ATLANTA, October 26, 2010 -- Premiere Global Services, Inc. (NYSE: PGI), a global application software and services company that enables real-time, virtual meetings, today announced that it has commenced a modified “Dutch Auction” cash tender offer for the purchase of up to $50.0 million of shares of its common stock at a price of not less than $6.75 per share and not greater than $7.75 per share. The tender offer may result in the purchase of up to approximately 7.4 million shares of its common stock, representing approximately 12% of total shares outstanding. The company currently projects that the tender offer will be accretive to its diluted earnings per share.

“We believe the tender offer is a prudent use of capital that will deliver immediate value to our shareholders,” said Boland T. Jones, PGi founder, chairman and CEO. “It underscores our confidence in our long-term outlook and our commitment to enhancing shareholder value.”

On October 26, 2010, the closing price on the New York Stock Exchange for PGi’s common stock was $6.20. The minimum offer price of $6.75 represents a discount of approximately 5% below the average closing stock price over the last ten trading days (including today) and a premium of 9% above today's closing price. The maximum offer price of $7.75 represents a premium of approximately 10% above the average closing stock price over the last ten trading days (including today) and a 25% premium above today’s closing price. The tender offer is expected to expire at 5:00 P.M., New York City time, on Friday, December 3, 2010, unless extended by PGi.

The tender offer will be conducted via a modified “Dutch Auction” tender offer in which shareholders will be given the opportunity to tender all or a portion of their shares to the company within the price ranges set forth above, without incurring any brokerage fees or commissions. Based on the number of shares tendered and the prices specified by tendering shareholders, PGi will determine the purchase price per share by selecting the lowest price per share within the stated range at which it can purchase shares of common stock with an aggregate purchase price of up to $50 million, or such lesser number of shares as are properly tendered and not properly withdrawn. In accordance with the rules of the Securities and Exchange Commission, PGi may purchase an additional number of shares not to exceed 2% of the outstanding shares without amending or extending the tender offer. All shares accepted in the tender offer will be purchase at the same price per share even if tendered at a lower price. Tenders must be made on or prior to the expiration of the tender offer and may be withdrawn at any time on or prior to the expiration of the tender offer, in each case in accordance with the procedures described in the tender offer materials.

The offer is subject to a number of terms and conditions but is not conditioned on the receipt of outside financing or upon any minimum number of shares being tendered. The directors and executive officers of PGi are entitled to participate in the tender offer on the same basis as all other shareholders. Our directors and executive officers, other than Boland T. Jones, have advised us that they do not currently intend to tender shares in the tender offer. Mr. Jones has advised us that he currently intends to: (1) tender in the tender offer; (2) sell in the open market during the pendency of the tender offer; or (3) a combination thereof, shares beneficially owned by him to the extent required to provide proceeds, net of taxes, sufficient to repay in full his loan from us due October 31, 2010 or to repay any borrowings under a credit line (which is not secured by any company stock) utilized to repay this company loan.

Specific instructions and an explanation of the terms and conditions of the tender offer are described in the Offer to Purchase and related materials that are being mailed to shareholders.

The dealer manager for the tender offer will be Stephens Inc. The information agent for the tender offer will be Innisfree M&A Incorporated. The depositary for the tender offer will be American Stock Transfer & Trust Company.

Neither PGi, PGi’s management, its Board of Directors, the dealer-manager, the information agent nor the depositary is making any recommendation to shareholders as to whether to tender or refrain from tendering their shares in the tender offer. Shareholders must decide for themselves how many shares to tender, if any, and at which price within the stated range at which to tender their shares. Shareholders should consult with their tax and financial advisors before making this decision.

The tender offer will not be made to, and tenders of PGI’s common stock will not be accepted from or on behalf of PGI’s shareholders in any jurisdiction in which making or acceptance of such tender offer is not permissible.

Important Information

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are being mailed to shareholders. Shareholders should carefully read the offer to purchase, the letter of transmittal and other related materials because they contain important information. Shareholders may obtain free copies of the Tender Offer Statement on Schedule TO, the offer to purchase and other documents that the company will file with the Securities and Exchange Commission at the Commission's website at www.sec.gov or at the Investor Relations section of PGi’s website at www.pgi.com. Shareholders also may obtain a copy of these documents, without charge, from Innisfree M&A Incorporated, the information agent for the tender offer, at (888) 750-5834. Shareholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

About Premiere Global Services, Inc. | PGi

PGi is a global application software and services company that enables real-time, virtual meetings. For almost 20 years, we have innovated technologies to empower people to connect, collaborate and come together in more enjoyable and productive ways. Every month, we bring together over 15 million people in nearly 4 million virtual meetings. Headquartered in Atlanta, PGi has a presence in 24 countries worldwide and an established base of greater than 30,000 customers, including 75% of the Fortune 100. For more information, visit us at www.pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes; the development of alternatives to our services; general domestic and international economic, business or political conditions; risks associated with challenging global economic conditions or a prolonged recession, including customer consolidations, restructuring, bankruptcies or payment defaults; market acceptance of our new services and enhancements, including iMeet®; our ability to complete acquisitions and successfully integrate acquired operations; concerns regarding the security of sending information over the Internet and public networks; our ability to upgrade our equipment or increase our network capacity; service interruptions; our dependence on telecommunications supply agreements; our ability to service our financial leverage; our dependence on our subsidiaries for cash flow; future write-downs of goodwill or other intangible assets; assessments of income, sales and other taxes for which we have not accrued; our ability to attract and retain key personnel; our ability to protect our proprietary technology and intellectual property rights; our ability to successfully manage the impact of the divestiture of our PGiSend business, including any financial impact from the loss of PGiSend revenue or earnings; possible adverse results of pending or future litigation or infringement claims; federal, state or international legislative or regulatory changes, including further government regulations applicable to traditional telecommunications service providers; risks associated with international operations and fluctuations in currency exchange rates; changes in and the successful execution of restructuring and cost reduction initiatives and the market reaction thereto; our ability to, and at what price we will, complete the tender offer, the number of shares we are able to purchase pursuant to the tender offer and the effect the tender offer will have on our earnings per share, and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited to the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.